EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Harken Energy Corporation and in the related Prospectuses of our report dated March 26, 2003, with respect to the consolidated financial statements of Harken Energy Corporation included in this Annual Report on Form 10K for the year ended December 31, 2003.

Form	Description

S-3	Registration of 22,715,000 shares of common stock (No. 333-112451)

S-3	Registration of 8,549,100 shares of common stock (No. 333-108787)

S-3	Registration of 16,874,890 shares of common stock (No. 333-104763)

/s/ Ernst & Young LLP

Houston, Texas March 24, 2004